Exhibit 10.45

AMENDED & RESTATED PLEDGE AGREEMENT

dated as of

August 25, 2021

Between

SEAWORLD ENTERTAINMENT, INC.

and

JPMORGAN CHASE BANK, N.A.

as Collateral Agent

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TABLE OF CONTENTS

ARTICLE I Definitions1

Section 1.01.	Credit Agreement1
Section 1.02.	Defined Terms1

ARTICLE II Pledge of Securities2

Section 2.01.	Pledge2
Section 2.02.	Delivery of the Pledged Equity3
Section 2.03.	Representations, Warranties and Covenants3
Section 2.04.	Registration in Nominee Name; Denominations4
Section 2.05.	Voting Rights; Dividends and Interest4

ARTICLE III Remedies6

Section 3.01.	Remedies Upon Default6
Section 3.02.	Application of Proceeds7

ARTICLE IV Miscellaneous7

Section 4.01.	Notices7
Section 4.02.	Waivers, Amendment7
Section 4.03.	Collateral Agent’s Fees and Expenses; Indemnification8
Section 4.04.	Successors and Assigns8
Section 4.05.	Survival of Agreement8
Section 4.06.	Counterparts; Effectiveness, Several Agreement8
Section 4.07.	Severability9
Section 4.08.	Right of Set Off9
Section 4.09.	Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process9
Section 4.10.	Headings9
Section 4.11.	Security Interest Absolute10
Section 4.12.	Termination or Release10
Section 4.13.	Collateral Agent Appointed Attorney in Fact10
Section 4.14.	General Authority of the Collateral Agent11
Section 4.15.	Reasonable Care11
Section 4.16.	Delegation; Limitation12
Section 4.17.	Reinstatement12
Section 4.18.	Miscellaneous12

Schedule IPledged Equity

-i-

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AMENDED AND RESTATED PLEDGE AGREEMENT dated as of August 25, 2021, among SeaWorld Entertainment, Inc. (f/k/a SW Holdco, Inc.), a Delaware corporation (“Holdings”), and JPMorgan Chase Bank, N.A., as Collateral Agent for the Secured Parties (in such capacity, the “Collateral Agent”).

WHEREAS, Holdings and the Collateral Agent entered into that certain Pledge Agreement, dated as of December 1, 2009 (the “Original Closing Date”) (as amended, restated, modified and supplemented from time to time prior to the date hereof, the “Existing Pledge Agreement”);

WHEREAS, pursuant to the Restatement Agreement, dated as of the date hereof, Holdings and the Collateral Agent have agreed to amend and restate the Existing Pledge Agreement as provided in this Agreement;

Reference is made to (i) that certain Amended and Restated Credit Agreement dated as of August 25, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SeaWorld Parks & Entertainment, Inc., a Delaware corporation (the “Borrower”), Holdings, the other Guarantors party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and JPMorgan Chase Bank, N.A., as Issuing Bank and Swingline Lender and (ii) that certain Amended and Restated Security Agreement dated as of August 25, 2021 among the grantors identified therein (the “Grantors”) and the Collateral Agent.  The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.  Holdings is the direct parent of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01.Credit Agreement

.  (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.  All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

(b)The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 1.02.Defined Terms

.  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” means this Amended and Restated Pledge Agreement.

“Borrower” has the meaning assigned to such term in the recitals of this Agreement.

“Collateral Agent” has the meaning assigned to such terns in the recitals of this Agreement.

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“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guarantees” means, collectively, the guarantees of the Obligations by the Guarantors pursuant to the Credit Agreement.

“Holdings” has the meaning assigned to such term in the recitals of this Agreement.

“Lenders” has the meaning assigned to such term in the recitals of this Agreement.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II to the Security Agreement, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of Holdings.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Secured Obligations” means the “Obligations” (as defined in the Credit Agreement).

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to any Secured Cash Management Agreement and each sub-agent appointed pursuant to Section 8.02 of the Credit Agreement.

“Security Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

ARTICLE II

Pledge of Securities

Section 2.01.Pledge

.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guarantees, Holdings hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and confirms its prior assignment, pledge and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties of, a security interest in (i) all of Holdings’ right, title and interest in, to and under all Equity Interests issued by the Borrower and any successor entity (the “Pledged Equity”); (ii) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity; (iii) all rights and privileges of Holdings with respect to the securities and other property referred to in clauses (i) and (ii) above; and (iv) all

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Proceeds of any of the foregoing (the items referred to in clauses (i) through (iv) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02.Delivery of the Pledged Equity

.  (a) Holdings agrees promptly (but in any event within 30 days after receipt by Holdings) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Equity to the extent certificated.

(b)Upon delivery to the Collateral Agent, any Pledged Equity shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request.  Each delivery of Pledged Equity shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Schedule I and made a part hereof; provided that failure to supplement Schedule I shall not affect the validity of such pledge of such Pledged Equity.  Each schedule so delivered shall supplement any prior schedules so delivered.

Section 2.03.Representations, Warranties and Covenants

.  Holdings represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)As of the date hereof, Schedule I includes all Equity Interests required to be pledged by Holdings hereunder in order to satisfy the Collateral and Guarantee Requirement and all such Equity Interests have been delivered to the Collateral Agent;

(b)the Pledged Equity has been duly and validly authorized and issued by the issuers thereof and are fully paid and non-assessable;

(c)except for the security interests granted hereunder, Holdings (i) is, subject to any transfers made in compliance with the Credit Agreement, the direct owner, beneficially and of record, of the Pledged Equity indicated on Schedule I, (ii) holds the same free and clear of all Liens, other than Liens created by the Collateral Documents, and (iii) if requested by the Collateral Agent, will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all persons whomsoever;

(d)except for restrictions and limitations (i) imposed or permitted by the Loan Documents or securities laws generally or (ii) described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

(e)the execution and performance by Holdings of this Agreement are within Holdings’ corporate powers and have been duly authorized by all necessary corporate action or other organizational action;

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(f)no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby, except for (i) filing of a UCC 1 financing statement with the Delaware Secretary of State naming Holdings as debtor and the Collateral Agent as secured party and describing the Pledged Collateral and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect;

(g)by virtue of the execution and delivery by Holdings of this Agreement, and delivery of the Pledged Equity to and continued possession by the Collateral Agent in the State of New York, the Collateral Agent for the benefit of the Secured Parties has a legal, valid and perfected lien upon and security interest in such Pledged Equity as security for the payment and performance of the Secured Obligations; and

(h)the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral to the extent intended hereby.

Subject to the terms of this Agreement and to the extent permitted by applicable law, Holdings hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in Holdings that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

Section 2.04.Registration in Nominee Name; Denominations

.  If an Event of Default shall have occurred and be continuing and the Collateral Agent shall give Holdings prior notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Equity in its own name as pledgee, the name of its nominee (as pledgee or as subagent) or the name of Holdings, endorsed or assigned in blank or in favor of the Collateral Agent and Holdings will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Equity registered in the name of Holdings and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent permitted by the documentation governing such Pledged Equity.

Section 2.05.Voting Rights; Dividends and Interest

.  (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided prior notice to Holdings that its rights under this Section 2.05 are being suspended:

(i)Holdings shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Equity or any part thereof, and Holdings agrees that it shall exercise such rights for purposes consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents;

(ii)The Collateral Agent shall promptly (after reasonable advance notice) execute and deliver to Holdings, or cause to be executed and delivered to Holdings, all such proxies, powers of attorney and other instruments as Holdings may reasonably request for the purpose of enabling Holdings to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above; and

(iii)Holdings shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Equity to the

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extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Equity or received in exchange for Pledged Equity or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by Holdings, shall not be commingled by Holdings with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be promptly (and in any event within 10 Business Days) delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).  So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to Holdings any Pledged Equity in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Equity permitted by the Credit Agreement in accordance with this Section 2.05(a)(iii).

(b)Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified Holdings of the suspension of its rights under paragraph (a)(iii) of this Section 2.05, then all rights of Holdings to dividends, interest, principal or other distributions that Holdings is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by Holdings contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of Holdings and shall be promptly (and in any event within 10 days) delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 3.02.  After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to Holdings (without interest) all dividends, interest, principal or other distributions that Holdings would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.

(c)Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided Holdings with notice of the suspension of its rights under paragraph (a)(i) of this Section 2.05, then all rights of Holdings to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit Holdings to exercise such rights.  After all Events of Default have been cured or waived, Holdings shall have the exclusive right to exercise the voting and/or consensual rights and powers that Holdings would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05 shall be reinstated.

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(d)Any notice given by the Collateral Agent to Holdings under Section 2.04 or Section 2.05 shall be given in writing and may suspend the rights of Holdings under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.05 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Remedies

Section 3.01.Remedies Upon Default

.  Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations, including the Guarantees, under the Uniform Commercial Code or other applicable law and also may (i) exercise any and all rights and remedies of Holdings under or in connection with the Pledged Collateral, or otherwise in respect of the Pledged Collateral; provided that the Collateral Agent shall provide Holdings with notice thereof prior to such exercise; and (ii) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Pledged Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold.  Each such purchaser at any sale of Pledged Collateral shall hold the property sold absolutely, free from any claim or right on the part of Holdings, and Holdings hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which Holdings now has or may at any time in the future have under any applicable law now existing or hereafter enacted.

The Collateral Agent shall give Holdings 10 days’ written notice (which Holdings agrees is reasonable notice within the meaning of Section 9 611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Pledged Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by

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applicable law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of Holdings (all said rights being also hereby waived and released to the extent permitted by applicable law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from Holdings as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Holdings therefor.  For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and Holdings shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at applicable law or in equity to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.  Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Section 3.02.Application of Proceeds

.  The Collateral Agent shall apply the proceeds of any collection or sale of Pledged Collateral, including any Pledged Collateral consisting of cash in accordance with Section 7.02 of the Credit Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, provided that nothing in this sentence shall prevent Holdings from contesting any amounts claimed by any Secured Party in any information so supplied.  All distributions made by the Collateral Agent pursuant to this Section 3.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.

ARTICLE IV

Miscellaneous

Section 4.01.Notices

.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

Section 4.02.Waivers, Amendment

.  (a) No failure or delay by any Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right,

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remedy, power or privilege.  The rights, remedies, powers and privileges of the Secured Parties herein provided, and provided under each other Loan Document, are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by applicable law.  No waiver of any provision of this Agreement or consent to any departure by Holdings therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan, the issuance of a Letter of Credit or the provision of services under Secured Cash Management Agreements or Secured Hedge Agreements shall not be construed as a waiver of any Default, regardless of whether any Secured Party may have had notice or knowledge of such Default at the time.

(b)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and Holdings, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

Section 4.03.Collateral Agent’s Fees and Expenses; Indemnification

.  (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable out of pocket expenses incurred hereunder and indemnity for its actions in connection herewith, in each case, as provided in Section 9.05 of the Credit Agreement.

(b)Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents.  The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 4.03 shall be payable within 10 days of written demand therefor.

Section 4.04.Successors and Assigns

.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.05.Survival of Agreement

.  All covenants, agreements, representations and warranties made by Holdings hereunder and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents, the making of any Loans and issuance of any Letters of Credit and the provision of services under Secured Cash Management Agreements or Secured Hedge Agreements, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 4.12 below.

Section 4.06.Counterparts; Effectiveness, Several Agreement

.  (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement shall become effective as to Holdings when a counterpart hereof executed on behalf of Holdings shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon Holdings and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of Holdings, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that Holdings shall not have the right to assign

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or transfer its rights or obligations hereunder or any interest herein or in the Pledged Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.

(b)

Delivery of an executed counterpart of a signature page of this Agreement that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

Section 4.07.Severability

.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.08.Right of Set Off

.  In addition to any rights and remedies of the Secured Parties provided by applicable law, upon the occurrence and during the continuance of any Event of Default, each Secured Party and its Affiliates is authorized at any time and from time to time, without prior notice to Holdings, any such notice being waived by Holdings to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Secured Party and its Affiliates to or for the credit or the account of Holdings against any and all Obligations owing to such Secured Party and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Secured Party or Affiliate shall have made demand under this Agreement and although such Obligations may be contingent or un-matured or denominated in a currency different from that of the applicable deposit or Indebtedness.  Each Secured Party agrees promptly to notify Holdings and the Collateral Agent after any such set off and application made by such Secured Party; provided, that the failure to give such notice shall not affect the validity of such set off and application.  The rights of each Secured Party under this Section 4.08 are in addition to other rights and remedies (including other rights of set off) that such Secured Party may have at Law.

Section 4.09.Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a)The terms of Sections 9.07, 9.11 and 9.15 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

Section 4.10.Headings

.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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Section 4.11.Security Interest Absolute

.  To the extent permitted by applicable law, all rights of the Collateral Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of Holdings hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Holdings in respect of the Secured Obligations or this Agreement.

Section 4.12.Termination or Release

.  (a) This Agreement and all security interests granted hereby shall terminate with respect to all Secured Obligations and any Liens arising therefrom shall be automatically released upon termination of the Commitments and payment in full of all Obligations (other than (i) obligations under Secured Cash Management Agreements or obligations under Secured Hedge Agreements not yet due and payable and (ii) contingent obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or, if satisfactory to the relevant Issuing Bank in its reasonable discretion, for which a backstop letter of credit is in place).

(b)Upon any sale or transfer by Holdings of any Pledged Collateral that is permitted under the Credit Agreement (other than a sale or transfer to another Grantor), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Collateral pursuant to Section 9.08 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(c)In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 4.12, the Collateral Agent shall execute and deliver to Holdings, at Holdings’ expense, all documents that Holdings shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by Holdings to effect such release, including delivery of certificates, securities and instruments.  Any execution and delivery of documents pursuant to this Section 4.12 shall be without recourse to or warranty by the Collateral Agent.

(d)Notwithstanding anything to the contrary set forth in this Agreement, each Hedge Bank and each Cash Management Bank by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the security interests granted under this Agreement of the Obligations of Holdings under any Secured Hedge Agreement and any Secured Cash Management Agreement shall be automatically released upon termination of the Commitments and payment in full of all other Obligations and the expiration or termination of all Letters of Credit (other than Letters of Credit have been Cash Collateralized or, if satisfactory to the relevant Issuing Bank in its reasonable discretion, for which a backstop letter of credit is in place), in each case, unless the Obligations under the Secured Hedge Agreement or the Secured Cash Management Agreement are due and payable at such time (it being understood and agreed that this Agreement and the security interests granted herein shall survive solely as to such due and payable Obligations and until such time as such due and payable Obligations have been paid in full) and (ii) any release of Collateral effective in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or any Cash Management Bank that is not a Lender.

Section 4.13.Collateral Agent Appointed Attorney in Fact

.  Holdings hereby appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such

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Grantor’s true and lawful agent (and the attorney in fact) of Holdings for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest (provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to exercising such rights).  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to Holdings of the Collateral Agent’s intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of Holdings (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at applicable law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any Pledged Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral; (e) to endorse the name of Holdings on any check, draft, instrument or other item of payment representing or included in the Pledged Collateral; (f) to make all determinations and decisions with respect thereto; and (g) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Pledged Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to Holdings for any act or failure to act hereunder, except for their own gross negligence, bad faith, or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys in fact, in each case, as determined by a final non appealable judgment of a court of competent jurisdiction.  All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by Holdings to the Collateral Agent and shall be additional Secured Obligations secured hereby.

Section 4.14.General Authority of the Collateral Agent

.  By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against Holdings, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Pledged Collateral or Holdings’ obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against Holdings, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 4.15.Reasonable Care

.  The Collateral Agent is required to use reasonable care in the custody and preservation of any of the Pledged Collateral in its possession; provided, that the

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Collateral Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Pledged Collateral, if such Pledged Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property.

Section 4.16.Delegation; Limitation

.  The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys in fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys in fact selected by it with reasonable care and without gross negligence or willful misconduct.

Section 4.17.Reinstatement

.  The obligations of Holdings under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 4.18.Miscellaneous

.  The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from Holdings or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred.

Section 4.19.Amendment and Restatement

.  This Agreement is an amendment and restatement of, and not a novation or extinguishment of, the Existing Pledge Agreement or any liens or security interests created thereby. As of the date hereof, Holdings acknowledges and agrees that the Liens, security interests and collateral assignments created and granted by Holdings under the Existing Pledge Agreement that encumbers the Collateral shall continue to exist and remain valid and subsisting, shall not be impaired, extinguished or released hereby, shall remain in full force and effect, hereby ratified, renewed, brought forward, extended and rearranged as security for the Secured Obligations and shall be governed by this Agreement. All references to the Existing Pledge Agreement in any Loan Document (other than this Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

[Signature Pages Intentionally Removed]

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Schedule I

EQUITY INTERESTS

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